Exhibit 16.1	Letter from Timothy L. Steers, Certified Public Accountant, LLC, pursuant to Item 304 of Regulation S-K

Timothy L. Steers
Certified Public Accountant, LLC
4380 SW Macadam Ave. Suite 575
Portland, OR 97239

February 1, 2010

United States Securities & Exchange Commission
100 F Street, NE
Washington, D.C.20549

Ladies & Gentlemen:

We have read the disclosures on the amended Form 8K report dated February 1, 2010 and we are in agreement with the statements contained therein as they pertain to our engagement and subsequent resignation.

Very truly yours,
/s/ Timothy L. Steers,
Certified Public Accountant, LLC